UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 3, 2015

HUNTINGTON AUTO TRUST 2015-1

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number of Issuing Entity: 333-203636-01

HUNTINGTON FUNDING, LLC

(Exact Name of Depositor as Specified in its Charter)

Commission File Number of Depositor: 333-203636

THE HUNTINGTON NATIONAL BANK

(Exact Name of Sponsor as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity/Registrant)

Pending

(Issuing Entity’s I.R.S. Employer Identification No.)

41 South High Street Columbus, Ohio	43287
(Address of Principal Executive Offices)	(Zip Code)

(614) 480-5676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2015, Huntington Funding, LLC and The Huntington National Bank entered into an Underwriting Agreement with J.P. Morgan Securities LLC, on behalf of itself and as representative of the several underwriters (collectively, the “Underwriters”), for the issuance and sale of Class A-1 Auto Loan Asset Backed Notes (the “Class A-1 Notes”), Class A-2 Auto Loan Asset Backed Notes (the “Class A-2 Notes”), Class A-3 Auto Loan Asset Backed Notes (the “Class A-3 Notes”), Class A-4 Auto Loan Asset Backed Notes (the “Class A-4 Notes”), Class B Auto Loan Asset Backed Notes (the “Class B Notes”), Class C Auto Loan Asset Backed Notes (the “Class C Notes”) and Class D Auto Loan Asset Backed Notes (the “Class D Notes” and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes, the “Notes”) by Huntington Auto Trust 2015-1 described in the Prospectus Supplement dated June 3, 2015.

Attached as Exhibit 1.1 is the Underwriting Agreement.

Item 8.01.	Other Events.

The Registrant is filing the exhibit(s) listed in Item 9.01(d) below in connection with the issuance of the Notes.

This Current Report on Form 8-K is being filed in connection with the issuance of the Notes to satisfy an undertaking to file unqualified legality and tax opinions at the time of each takedown from the Registration Statement. Copies of the legality and tax opinions delivered by Mayer Brown LLP, counsel to the Registrant, in connection with the issuance of the Notes are attached hereto as Exhibits 5.1 and 8.1, respectively.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated June 3, 2015, among Huntington Funding, LLC, The Huntington National Bank and J.P. Morgan Securities LLC, on behalf of itself and as representative of the several Underwriters.

5.1	Opinion of Mayer Brown LLP with respect to legality matters.

8.1	Opinion of Mayer Brown LLP with respect to tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 9, 2015

HUNTINGTON FUNDING, LLC

By:	/s/ Michael C. Smith
Name:	Michael C. Smith
Title:	Chief Executive Officer, President and Treasurer